Exhibit 10.3

TRUST ACCOUNT

AGREEMENT

This TRUST ACCOUNT AGREEMENT (the “Agreement”) is made as of •, 200_ by and between PLATFORM ACQUISITION CORP. INTERNATIONAL, a Delaware corporation (the “Company”) and JPMORGAN CHASE BANK, N.A., a national banking association, as account agent (the “Account Agent”).

RECITALS:

WHEREAS, the Company’s Registration Statement on Form S-1, No. 333-138391 (the “Registration Statement” and the final prospectus contained therein, the “Prospectus”), for its initial public offering of securities (“IPO”) through the underwriters thereof (the “Underwriters”), with FTN Midwest Securities Corp. as Representative (the “Representative”), has been declared effective as of the date hereof by the Securities and Exchange Commission; and

WHEREAS, as described in the Company’s Registration Statement, and in accordance with the Company’s Certificate of Incorporation, $100,000,002 of the gross proceeds of the IPO, including the proceeds of a private placement and a loan to be completed immediately prior to the IPO ($114,560,002 if the underwriters over allotment option is exercised in full), will be delivered to the Account Agent (the “Account Property”) including $                     in deferred underwriting discounts and commissions (the “Contingent Discount”) to be deposited and held in a trust account for the benefit of the Company and the holders of the Company’s common stock, par value $.0001 per share, issued in the IPO (such holders, the “Public Stockholders”); and

WHEREAS, the Company desires to enter into this Agreement to set forth the terms and conditions pursuant to which the Account Agent shall hold the Account Property;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Appointment of Account Agent; Deposit of Account Property. The Account Agent is hereby appointed to serve as Account Agent hereunder, and the Account Agent hereby agrees to so act upon the terms and conditions set forth herein. The Account Agent is hereby instructed to establish a segregated trust account (Account Number 304880310) (the “Trust Account”) at JPMorgan Chase Bank, N.A. The Company shall cause the Account Property to be delivered to the Account Agent in connection with the closing of the IPO, and the Account Agent is hereby instructed to hold the Account Property in the Trust Account for the benefit of the Public Stockholders, the Underwriters and the Company (collectively, the “Beneficiaries”). The Account Agent shall acknowledge receipt of the Account Property.

Section 2. Investment by Account Agent. During the term of this Agreement, the Account Property shall be invested and reinvested by the Account Agent in a JPMorgan Chase Bank Money Market Deposit Account fully collateralized by United States government securities. The Account Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. The Account Agent shall have no liability for any loss sustained as a result of any investment made pursuant to this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Account Agent instructions to invest or reinvest the Trust Account.

Section 3. Distribution and Release of Account Property.

(a) The Account Agent shall commence liquidation of the Trust Account only after receipt of and only in accordance with the terms of a letter (“Termination Letter”), in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, signed on behalf of the Company by its Chief Executive Officer or President and on behalf of the Representative and noticed to the Authorized Counsel, as evidenced by its countersignature thereto, and complete the liquidation of the Trust Account and distribute the Account Property in the Trust Account as directed in the Termination Letter and the other documents referred to therein. For purposes of this Agreement, “Authorized Counsel” shall mean, at any date, Morgan, Lewis & Bockius LLP.

(b) Notwithstanding the provisions of Section 3(a) hereof, the Trust Account shall be immediately liquidated and the Account Property distributed to Mellon Investor Services LLC (the “Designated Paying Agent”) on the Record Date or the Extended Record Date (each as defined below) in the manner described in the Termination Letter attached as Exhibit B, in the event that a Termination Letter has not been received by the Account Agent by either: (i) •, 200_ (the “Record Date”) or (ii) the date that is the six month anniversary of the Record Date (the “Extended Record Date”), in the event that a definitive agreement has been executed prior to the Record Date in connection with a Business Combination (as defined in the Prospectus) that has not been consummated by the Extended Record Date.

(c) Following any distribution of Account Property to the Designated Paying Agent, the Company shall instruct the Designated Paying Agent to distribute the Account Property as follows: (i) to the Public Stockholders who hold shares of Common Stock “of record” as of the Record Date or the Extended Record Date, as the case may be, or (ii) through the Depository Trust Company, to the Public Stockholders who hold shares of Common Stock in “street name” as of the Record Date or the Extended Record Date, as the case may be.

(d) In the event that Account Property is released from the Trust Account in connection with a successful Business Combination, the Company shall direct the Account Agent to distribute Account Property on a pro rata basis to any Public Stockholders who exercised their conversion option in connection with the Business Combination.

(e) Upon written instructions from the Company, the Account Agent shall deliver to the Company, on a monthly basis, 100% of the interest earned on the investment of Account Property.

Section 4. Agreements and Covenants of Account Agent. The Account Agent hereby agrees and covenants to:

(a) Hold the Account Property in the Trust Account in trust for the benefit of the Beneficiaries in accordance with the terms of this Agreement and in accordance with such instructions as the Company shall provide, in writing, with respect to compliance with applicable law;

(b) Administer the Trust Account subject to the terms and conditions set forth herein;

(c) Notify the Company and the Representative of all communications received by it with respect to any Account Property requiring action by the Company;

(d) Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account;

(e) Participate, at the Company’s reasonable cost and expense, in any plan or proceeding for protecting or enforcing any right or interest arising from the Account Property if, as and when instructed by the Company to do so (and/or, solely as it relates to the Contingent Discount, the Representative).

(f) Render to the Company and the Representative and to such other person as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account; and

(g) Commence liquidation of the Trust Account in accordance with the terms herein and the Termination Letter.

Section 5. Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a) Give all instructions to the Account Agent hereunder in writing, signed by the Company’s Chief Executive Officer or President;

(b) Hold the Account Agent harmless and indemnify the Account Agent from and against, any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Account Agent in connection with any action, suit or other proceeding brought against the Account Agent involving any claim, or in connection with any claim or demand that in any way arises out of or relates to this Agreement, the services of the Account Agent hereunder, or the Account Property or any income earned from investment of the Account Property, except for expenses and losses resulting from the Account Agent’s gross negligence or willful misconduct. Promptly after the receipt by the Account Agent of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Account Agent intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Account Agent shall have the right to employ one (1) separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Company shall pay the reasonable fees and expenses of such separate counsel; provided, however, that the Account Agent may only employ separate counsel at the expense of the Company if legal counsel to the Account Agent advises the Account Agent is writing that (i) an actual conflict of interest exists by reason of common representation or (ii) there are legal defenses available to the Account Agent that are different from or are in addition to those available to the Company or if all parties commonly represented do not agree as to the action (or inaction) of counsel;

(c) The Account Agent agrees to waive its Annual Fee, provided the Trust Account is invested in the JPMorgan Chase Bank Money Market Deposit Account as per Section 2 above. If at any time the Account Agent is requested to reinvest the Trust Account in an alternative investment vehicle, the Company shall pay the Account Agent an annual fee of $3,500 on the date thereof and thereafter on each anniversary thereafter. The Account Agent shall refund to the Company the fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account after the 1st year;

(d) Provide the Account Agent (and, at such time, certify in writing, and cause each of the Company’s executive officers and directors to certify in writing, to the Account Agent as to the veracity and completeness of) any letter of intent or definitive agreement that is executed prior to the Record Date in connection with a Business Combination;

(e) In connection with any vote of the Company’s stockholders regarding a Business Combination, provide to the Account Agent an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination; and

(f) Reimburse the Account Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Account Agent in implementing any of the provisions of this Agreement (excluding any fees, expenses and disbursements of its counsel), except any such expense, disbursement, or advance as may arise from its gross negligence or willful misconduct.

Section 6. Limitations of Liability. The Account Agent shall have no responsibility or liability to:

(a) Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Account Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonable expenses incident thereto;

(b) Change the investment of any Account Property, other than in accordance with written instructions of the Company;

(c) Refund any depreciation in principal of any Account Property;

(d) Assume that the authority of any person designated by the Company or the Representative to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company or the Representative shall have delivered a written revocation of such authority to the Account Agent;

(e) Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement or the Termination Letter; and

(f) Pay any taxes on behalf of the Trust Account.

Section 7. Further Rights and Duties of the Account Agent.

(a) The Account Agent shall not be liable hereunder to anyone for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, except for its own gross negligence or willful misconduct, and the Account Agent shall exercise the same degree of care toward the Account Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor be deemed to owe any fiduciary duty to any Beneficiary. The Account Agent shall exercise the same degree of care toward the Account Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement.

(b) The Account Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Account Agent, nor shall the Account Agent be bound by the provisions of any agreement between or among the Beneficiaries beyond the specific terms hereof.

(c) The Account Agent may rely conclusively and shall be protected in acting upon any order, judgment, instruction, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Account Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Account Agent, in good faith, to be genuine and to be signed or presented by the proper person or persons. The Account Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Account Agent signed by the proper party or parties.

(d) At any time the Account Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Account Agent shall not be liable for acting without the Company’s consent in accordance with such a proposal on or after the date specified therein; provided, that the specified date shall be at least five (5) business days after the Company receives the Account Agent’s request for instructions and its proposed course of action; and provided, further, that, prior to so acting, the Account Agent has not received from the Company the written instructions so requested.

(e) The Account Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Account Agreement and shall not be liable for any action taken or omitted in accordance with such advice; provided, that such actions were reasonable in light of the advice of counsel provided to it.

(f) In the event of ambiguity in the provisions governing the Account Property or uncertainty on the part of the Account Agent as to how to proceed, such that the Account Agent, in its sole and absolute judgment, deems it necessary for its protection so to do, the Account Agent may refrain from taking any action other than: (i) to retain custody of the Account Property deposited hereunder until it shall have received written instructions, which in the judgment of the Account Agent clarify the ambiguity, or (ii) to deposit the Account Property with a court of competent jurisdiction and thereupon to have no further duties or responsibilities in connection therewith.

(g) In no event shall the Account Agent be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Account Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) In no event shall the Account Agent be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

(i) The recitals contained herein shall be taken as the statements of the Company, and the Account Agent assumes no responsibility for their correctness.

Section 8. Resignation or Removal of Account Agent.

(a) The Account Agent may resign by giving written notice to the Company. Such resignation shall take effect upon delivery of the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, to a successor Account Agent designated in writing by the Company, and the Account Agent shall thereupon be discharged from all obligations under this Agreement, and shall have no further duties or responsibilities in connection herewith.

(b) The Company may remove the Account Agent upon written notice to the Account Agent and the Representative. Such removal shall take effect upon delivery of the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, to a successor Account Agent designated in writing by the Company, and the Account Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. The Account Agent shall deliver the Account Property, and all documentation relating thereto in possession of the Account Agent or its affiliates, without unreasonable delay after receiving the Company’s designation of a successor Account Agent.

(c) If after 30 days from the date of delivery of its written notice of intent to resign or of the Company’s notice of removal, the Account Agent has not received a written designation of a successor Account Agent, the Account Agent’s sole responsibility shall be in its sole discretion either to retain custody of the Account Property without any obligation to invest or reinvest any such Account Property until it receives such designation, or to apply to a court of competent jurisdiction for appointment of a successor Account Agent and after such appointment to have no further duties or responsibilities in connection herewith.

Section 9. Termination of Agreement.

(a) This Agreement shall terminate at such time that the Account Agent has completed the liquidation of the Trust Account in accordance with this Agreement, and distributed the Account Property in accordance with the provisions of the Termination Letter.

(b) Sections 5(b), (c) and (d) shall survive the termination of this Agreement.

Section 10. Miscellaneous

(a) Security Procedures. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement as indicated in Section 3 hereto), whether in writing, by telecopier or otherwise, the Account Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Exhibit C hereto (“Exhibit C”), and the Account Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Account Agent. If the Account Agent is unable to contact any of the authorized representatives identified on Exhibit C, the Account Agent is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Company’s executive officers, (“Executive Officers”), which shall include only persons with the title of Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice President or Secretary as the Account Agent may select. Such “Executive Officer” shall deliver to the Account Agent a fully executed Incumbency Certificate, and the Account Agent may rely upon the confirmation of anyone purporting to be any such officer. The Account Agent and the Beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) the Beneficiary, (ii) the Beneficiary’s bank, or (iii) an intermediary bank. The Account Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary’s bank or an intermediary bank so designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflict of law provisions thereof to the extent such principles would require or permit the application of the laws of another jurisdiction. It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.

(c) This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, waived, amended or modified by a writing signed by each of the parties hereto; provided, that this Agreement may not be materially changed, waived, amended or modified without the consent of the Representative and each of the Public Stockholders adversely affected thereby; provided, however, that notwithstanding the foregoing, this Agreement may be amended or supplemented without consent of the Account Agent, the Public Stockholders or the Representative to (x) cure any ambiguity or omission or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, (y) add further covenants, restrictions or conditions of the Company for the benefit of the Account Agent or the Beneficiaries, or (z) make any other change that is not adverse to the Account Agent or the Beneficiaries. As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d) The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York for purposes of resolving any disputes hereunder.

(e) Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by overnight delivery or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Account Agent, to:

JPMorgan Chase Bank, N.A.

300 S. Grand Ave., 4th Floor

Los Angeles, CA 90071

Attn: Escrow Services

if to the Company, to:

Platform Acquisition Corp. International

330 Primrose Road, Suite 300

Burlingame, CA 94010

Attn: Chief Executive Officer

if to the Designated Paying Agent, to:

Mellon Investor Services LLC

Newport Office Center VII

480 Washington Blvd

Jersey City, NJ 07310

Attn:

Tel: (201) 680-4000

Fax: (201) 680-4637

Any notice or request to be given to the Authorized Counsel shall be sent to the address or number provided to the Company by such Authorized Counsel in writing from time to time. Any notices given in connection with any of the terms or provisions of this Agreement, if not otherwise given to the Account Agent, shall also be given to the Account Agent.

(f) This Agreement may not be assigned by any party hereto without the prior written consent of the other, which consent shall not be unreasonably withheld.

(g) Each of the Account Agent and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.

(h) No printed or other material in any language, including prospectuses, notices, reports, and promotional material that mentions JPMorgan Chase Bank, N.A. by name shall be issued by any of the other parties hereto, or on such party’s behalf, without the prior written consent of JPMorgan Chase Bank, N.A., which consent shall not be unreasonably withheld; provided, that the Account Agent hereby consents to the inclusion of JPMorgan Chase Bank, N.A. in the Registration Statement and other materials relating to the IPO.

(i) Account Opening Information/TINs.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

For accounts opened in the US:

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When an account is opened, we will ask for information that will allow us to identify relevant parties.

For non-US accounts:

To help in the fight against the funding of terrorism and money laundering activities we are required along with all financial institutions to obtain, verify, and record information that identifies each person who opens an account. When you open an account, we will ask for information that will allow us to identify you.

TINs:

The Company represents that its correct TIN assigned by the Internal Revenue Service (“IRS”) or any other taxing authority is set forth in Schedule 1. Upon execution of this Agreement, the Company shall provide the Account Agent with a fully executed W-8 or W-9 ITS form, which shall include the Company’s TIN. All interest or other income earned under the Agreement shall be allocated and/or paid as directed in a written direction of the Company and reported by the recipient to the IRS or any other taxing authority. Notwithstanding such written directions, Account Agent shall report and, as required, withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Trust Account shall be retained in the Trust Account and reinvested from time to time by the Account Agent as provided in Section 2. In the event that any earnings remain undistributed at the end of any calendar year, Account Agent shall report to the IRS or such other authority such earnings as belonging to the Company.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

PLATFORM ACQUISITION CORP. INTERNATIONAL

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Account Agent

By:
Name:
Title:

SCHEDULE 1

Platform Acquisition Corp. International’s TIN is 20-4869289.

EXHIBIT A

[Platform Acquisition Corp. International Letterhead]

[Insert date]

JPMorgan Chase Bank, N.A., as Account Agent

300 S. Grand Ave., 4th Floor

Los Angeles, CA 90071

Attn: Daren M. Di Nicola

Re:	Trust Account No. •

Termination Letter

Gentlemen:

Pursuant to the Trust Account Agreement between Platform Acquisition Corp. International (“Company”) and JPMorgan Chase Bank, N.A. (“Account Agent”), dated as of                 , 200     (“Trust Account Agreement”), this is to advise you that the Company has entered into an agreement (“Business Agreement”) with                                                       (“Target Business”) to consummate a business combination with the Target Business (“Business Combination”) on or about [insert date]. As required by Section 5(d) of the Trust Account Agreement, a copy of the Business Agreement has been previously provided to you. The Company shall notify you at least two business days in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).

Pursuant to Section 5(e) of the Trust Account Agreement, we are providing you with an affidavit or certificate of                                   , which verifies the vote of the Company’s stockholders in connection with the Business Combination, including the identities of the Public Stockholders who exercised their conversion option in connection with the Business Combination (the “Vote Verification”).

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and FTN Midwest Securities Corp. as representative of the underwriters (the “Representative”) shall direct on the Consummation Date.

On the Consummation Date, the Company and the Representative shall deliver to you written instructions with respect to the transfer of the funds held in the Trust Account (“Instruction Letter”), which shall include, pursuant to Section 3(d) of the Trust Account Agreement, instructions for the pro rata distribution of funds to any Public Stockholders who exercised their conversion option in connection with a Business Combination. You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company of the same and the Company and the Representative shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Account Agreement shall be terminated and the Trust Account closed.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then the funds held in the Trust Account shall be reinvested as provided in the Trust Account Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

PLATFORM ACQUISITION CORP. INTERNATIONAL

By:
Name:
Title:

FTN MIDWEST SECURITIES CORP.

By:
Name:
Title:

Acknowledging receipt of notice hereof:

By:
Name:

Title:	Authorized Counsel

EXHIBIT B

[Platform Acquisition Corp. International Letterhead]

[Insert date]

JPMorgan Chase Bank, N.A., as Account Agent

300 S. Grand Ave., 4th Floor

Los Angeles, CA 90071

Attn: Daren M. Di Nicola

Re:	Trust Account No. •

    Termination Letter

Gentlemen:

Pursuant to the Trust Account Agreement between Platform Acquisition Corp. International (“Company”) and JPMorgan Chase Bank, N.A. (“Account Agent”), dated as of                     , 2007 (“Trust Account Agreement”), this is to advise you that the Board of Directors of the Company has voted to dissolve and liquidate the Trust Account. Attached hereto is a copy of the minutes of the meeting of the Board of Directors of the Company relating thereto, certified by the Secretary of the Company as true and correct and in full force and effect.

In accordance with the terms of the Trust Account Agreement, we hereby authorize you, to commence liquidation of the Trust Account. You will notify the Company and Mellon Investor Services LLC (“Designated Paying Agent”) in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”). The Designated Paying Agent shall thereafter notify you as to the account or accounts of the Designated Paying Agent that the funds in the Trust Account should be transferred to on the Transfer Date so that the Designated Paying Agent may commence further distribution of such funds in accordance with the Company’s instructions. You shall have no obligation to oversee the Designated Paying Agent’s distribution of the funds. Upon the payment to the Designated Paying Agent of all the funds in the Trust Account, the Trust Account Agreement shall be terminated and the Trust Account closed.

Very truly yours,

PLATFORM ACQUISITION CORP. INTERNATIONAL

By:
Name:
Title:

cc: FTN Midwest Securities Corp.

Acknowledging receipt of notice hereof:

By:
Name:

Title:	Authorized Counsel

EXHIBIT C

Telephone Number(s) and signature(s) for

Person(s) Designated to give Funds Transfer Instructions

Instructions on behalf of Company:

Name	Telephone Number	Signature

1.

2.

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

Instructions on behalf of Company:

Name	Telephone Number	Signature

1.

2.

Telephone call backs shall be made to both the purchaser and seller if joint instructions are required pursuant to the agreement. All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer.